Exhibit 99.2

For Oscient Pharmaceuticals

Christopher Taylor

781-398-2466

Sandra Schmidt

781-398-2310

For Immediate Release

Regulatory Filing for FACTIVE Tablets Submitted in Europe

— Oscient Pharmaceuticals’ partner, Menarini Group, seeks marketing approval for fluoroquinolone antibiotic —

Waltham, Mass., May 7, 2008 – Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) commercialization partner for FACTIVE® (gemifloxacin mesylate) tablets, Menarini Group, a leading European pharmaceutical company based in Italy, has submitted a regulatory filing seeking approval of FACTIVE in Europe. Menarini, with broad sales and marketing coverage throughout Europe and expertise in research and clinical development, has the fourth largest pharmaceutical sales force in Europe and is second largest in terms of calls to primary care physicians.

“Menarini’s pursuit of marketing approval for FACTIVE in Europe is an important step in our commercialization plan for FACTIVE in our licensed territories,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “Menarini is a strong, experienced partner, and we look forward to working together to build the FACTIVE brand in Europe.”

Menarini is seeking approval of FACTIVE for the treatment of community-acquired pneumonia, acute bacterial exacerbations of chronic bronchitis and acute bacterial sinusitis. The regulatory review time in Europe is approximately 12 months.

Oscient granted commercialization rights to Menarini for FACTIVE in Europe last year. The oral antibiotic market in Europe is estimated at $5 billion, with France, Germany, Italy and Spain representing the largest markets. Oscient licenses the rights to commercialize FACTIVE in North America and Europe from LG Life Sciences. In 2006, Oscient forged partnerships for the commercialization of the drug in Mexico and Canada.

About Menarini

The Menarini Group is a privately owned pharmaceutical company headquartered in Florence, Italy. Menarini employs approximately 13,000 people, with a strong presence in Western and Eastern Europe, Asia and Central America. In addition to advancing products through internal research and development, Menarini has strong experience in seeking regulatory approval and marketing in-licensed products from a large number of pharmaceutical companies. In 2007, the Menarini Group generated revenue of 2.5 billion euros.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists. The Company also has a novel, late-stage antibiotic candidate, Ramoplanin, for the treatment of Clostridium difficile-associated disease (CDAD).

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Oscient Pharmaceuticals/ 1000 Winter Street Waltham MA 02451

t: 781.398.2300 f: 781.893.9535 www.oscient.com

FACTIVE Filing in Europe

May 7, 2008

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Important Safety Information about FACTIVE Tablets for U.S. Prescribers

In clinical trials, the most common (more than 2% incidence) side effects reported in patients receiving FACTIVE versus comparators were diarrhea (5.0% vs. 6.2%), rash (3.5% vs. 1.1%), nausea (3.7% vs. 4.5%), headache (4.2% vs. 5.2%), abdominal pain (2.2% vs. 2.2%), vomiting (1.6% vs. 2.0%), and dizziness (1.7% vs. 2.6%). In clinical trials, drug-related rash was reported in 2.7% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

FACTIVE is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. FACTIVE should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. FACTIVE should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, FACTIVE should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, FACTIVE should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of FACTIVE in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements with regard to the Company’s strategy to build the FACTIVE global brand by commercializing FACTIVE in its licensed territories. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (b) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA or EMEA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidates; (c) delays by the FDA or EMEA; and (d) claims against us by third parties, including claims relating to our intellectual property position. Factors that could

FACTIVE Filing in Europe

May 7, 2008

cause actual results to differ materially from those projected or suggested in any forward-looking statement are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ending December 31, 2007 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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